Exhibit 10.11

AMENDED AND RESTATED

INDEMNIFICATION AGREEMENT

This AMENDED AND RESTATED INDEMNIFICATION AGREEMENT, dated as of November 23, 2009 (this “Agreement”), is entered into by and among ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), The ServiceMaster Company, a Delaware corporation (“ServiceMaster” and, together with the Company, the “Company Entities”), Clayton, Dubilier & Rice Fund VII, L.P., a Cayman Islands exempted limited partnership, (the “Investor”), Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P.; CD&R Parallel Fund VII, L.P.; and CDR SVM Co-Investor, L.P., each a Cayman Islands exempted limited partnership (collectively, the “Other Investors”), Clayton, Dubilier & Rice, Inc., a Delaware corporation (“CD&R Inc.”), Clayton, Dubilier & Rice, LLC, a limited liability company organized under the laws of Delaware (“Manager”) and the successor to the investment management business of CD&R Inc., and Clayton, Dubilier & Rice Holdings, L.P., a Cayman Islands exempted limited partnership (“CD&R LP”). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A.          The general partner of the Investor is CD&R Associates VII, Ltd., a Cayman Islands exempted company (the “GP of the Fund”), and the special limited partner of the Investor is CD&R Associates VII, L.P., a Cayman Islands exempted limited partnership (together with the GP of the Fund, any general partner of the Other Investors and any other investment vehicle that is a direct or indirect stockholder in the Company managed by Manager or its Affiliates, “Manager Associates”).

B.           The Company is an acquisition vehicle formed by CD&R Inc. that executed an Agreement and Plan of Merger, dated March 18, 2007 (as the same may have been amended from time to time in accordance with its terms and the Stockholders Agreement, the “Merger Agreement”), to acquire via merger, on the terms and subject to the conditions set forth in the Merger Agreement, all of the capital stock of ServiceMaster (such acquisition, the “Merger”).

C.           The Company and certain of its stockholders entered into a Stockholders Agreement (as the same may be amended from time to time in accordance with the terms thereof, the “Stockholders Agreement”), dated as of July 24, 2007, setting forth certain agreements with respect to, among other things, the management of the Company and transfers of its shares in various circumstances.

D.          In connection with the Merger, each Committing Investor (as defined in the Stockholders Agreement) entered into a Commitment Letter (as defined in the Stockholders Agreement), pursuant to which such Committing Investor agreed, subject to the conditions set forth therein, to purchase stock of the Company for an aggregate purchase price equal to its Commitment (as defined in the Commitment Letter).

E.           In order to finance the Merger and related transactions, the Company sold shares of its common shares, par value US$0.01 per share (“Shares”), to the Committing Investors, including the Investor, and to certain co-investors and such other stockholders of the Company as are listed in the signature pages of the Stockholders Agreement or as otherwise became stockholders of the Company prior to the Merger pursuant to the terms thereof (the “Equity Offering”).

F.           In order to finance the Merger, the Company and/or one or more of its wholly-owned Subsidiaries entered into the Debt Financing (as defined in the Merger Agreement).

G.           The Company Entities, the Investor, the Other Investors and CD&R Inc. entered into an Indemnification Agreement, dated as of July 24, 2007 (the “Original Indemnification Agreement”).

H.          Concurrently with the execution and delivery of the Original Indemnification Agreement, the Company, CD&R Inc. and certain other parties entered into a Transaction Fee Agreement, dated as of July 24, 2007 (the “Transaction Fee Agreement”), and CD&R Inc. has performed the Initial Services (as defined in the Transaction Fee Agreement).

I.            Concurrently with the execution and delivery of the Original Indemnification Agreement, the Company Entities entered into a Consulting Agreement with CD&R Inc., dated as of July 24, 2007 (the “Original Consulting Agreement”), and CD&R Inc. has performed the Consulting Services and Transaction Services (as defined and provided for in the Original Consulting Agreement).

J.            Prior to the date hereof, the Investor has been managed by CD&R Inc.

K.          CD&R Inc. has reorganized and contributed and assigned to Manager all of CD&R Inc.’s right, title and interest in and to substantially all of CD&R Inc.’s assets and properties, with certain enumerated exceptions, and Manager has accepted such assets and properties and assumed all of the liabilities, obligations and commitments of CD&R Inc. related to such assets and properties.

L.           CD&R Inc. has directly or indirectly contributed and assigned its right, title and interest in certain of its assets and properties, including its equity interests in Manager, to CD&R LP.

M.         The Company or one or more of its Subsidiaries from time to time since the Acquisition has, and in the future may (i) offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including without limitation (a) offerings of shares of capital stock or equity-linked instruments of the Company or any of its Subsidiaries, and/or options to purchase such shares to employees, directors, managers, dealers, franchisees and consultants of and to the Company or any of its Subsidiaries (any such offering, a “Management Offering”), and (b) one or more offerings of debt securities for the purpose of refinancing any indebtedness of the Company or any of its Subsidiaries or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities of the Company or any of its Subsidiaries or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Stockholders Agreement and any other applicable agreement.

N.          The parties hereto recognize the possibility that claims might be made against and liabilities incurred by Manager, CD&R Inc., CD&R LP, the Investor, the Other Investors, Manager Associates, or related Persons or Affiliates under applicable securities laws or otherwise in connection with the Transactions (including the Initial Services) or the Securities Offerings, or relating to other actions or omissions of or by members of the Company Group, or relating to the provision of financial advisory, investment banking, monitoring and management consulting services (the “Manager Services”) to the Company Group by Manager, CD&R Inc. or Affiliates thereof, and the parties hereto accordingly wish to provide for Manager, CD&R Inc., CD&R LP, the Investor and Manager Associates and related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

O.          The parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of any member of the Company Group in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

P.           Concurrently with the execution and delivery of this Agreement, the Company Entities and Manager are amending and restating the Original Consulting Agreement, dated as of the date hereof (as the same may be amended from time to time in accordance with the terms thereof, the “Amended and Restated Consulting Agreement”) to take account of Manager as the successor to the investment management business of CD&R Inc.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1.           Definitions.

(a)          “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person, (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner, special limited partner or trustee of any such Person described in clause (i) or (ii). “Control” of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise).

(b)         “Change in Control” means the first to occur of the following events after the closing date of the Merger:

(i)      the acquisition by any Person or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by any member of the Company Group, any Committing Investors or their Affiliate Co-Investors (as defined in the Stockholders Agreement), any employee benefit plan of the Company or any of its Subsidiaries, or any Affiliates of any of the foregoing;

(ii)     the merger, consolidation or other similar transaction involving the Company, as a result of which Persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(iii)    within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the votes of the total authorized membership of the board of directors of the Company, provided that any director elected or nominated for election to the board of directors of the Company by a majority vote of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (iii); or

(iv)    the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more

Persons that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

Notwithstanding the foregoing, a Public Offering shall not constitute a Change in Control.

(c)          “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(d)         “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(e)          “Company Group” means the Company and any of its Subsidiaries.

(f)          “Determination” means a determination that either (i) there is a reasonable basis for the conclusion that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (ii) solely in the case of an Indemnitee making a Claim in such Indemnitee’s capacity as director or officer of the Company Group, there is no reasonable basis for the conclusion that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee met a particular standard of conduct (an “Adverse Determination”). Except as required by law, no Adverse Determination shall be made in the case of any Indemnitee that is not a director or officer of the Company or in connection with any Indemnitee Claim not made in its capacity as a director or officer of the Company Group. An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(g)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(h)         “Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(i)           “Indemnitee” means each of Manager, CD&R Inc., CD&R LP, the Investor, the Other Investors, Manager Associates, their respective Affiliates, their respective successors and assigns, and the respective directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (within the meaning of the Securities Act) of each of them, or of their partners, members and controlling persons, and each other person who is or becomes a director or an officer of any member of the Company Group, in each case irrespective of the capacity in which such person acts.

(j)           “Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 4(e), who has not otherwise performed any services for any member of the Company Group or for any lndemnitee within the last three years (other than with respect to matters concerning the rights of an Indemnitee under this Agreement or other indemnitees under indemnity agreements similar to this Agreement).

(k)          “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including without limitation interest, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(l)           “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(m)         “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(n)         “Public Offering” means the first day as of which (i) sales of Shares are made to the public in the United States pursuant to an underwritten public offering led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the board of directors of the Company has determined that Shares otherwise have become publicly-traded for this purpose.

(o)         “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, free-writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (v), any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with any Securities Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

(p)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(q)         “Securities Offerings” means the Equity Offering, the offering by ServiceMaster of its 10.75%/11.50% Senior Toggle Notes due 2015, any Management Offering, any Redemption and any Subsequent Offering.

(r)          “Subsidiary” means each corporation or other Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

(s)          “Transactions” means the Merger, the Equity Offering, the Debt Financing and any other transactions for which Manager Services are provided.

2.           Indemnification.

(a)          Each of the Company Entities (each an “Indemnifying Party” and collectively the “Indemnifying Parties”), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i)              from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Exchange Act or any other applicable securities or other laws, in connection with any Securities Offering, the Debt Financing, any other Transactions, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur, (C) the performance by CD&R Inc. (or its Affiliates) of the Initial Services pursuant to the Transaction Fee Agreement or (D) the performance by Manager or CD&R Inc. of Manager Services for any member of the Company Group (whether performed prior to the date hereof, hereafter, pursuant to the Original Consulting Agreement or the Amended and Restated Consulting Agreement or otherwise); and

(ii)             to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of incorporation of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of incorporation of such Indemnifying Party), from and against any and all Obligations whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of any member of the Company Group or is or was serving at the request of such corporation as a director, officer, member, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise, (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group or (C) any payment or reimbursement by any Indemnitee, pursuant to indemnification arrangements or otherwise, of any Obligations contemplated in the foregoing clauses (A) or (B) of this Section 2(a)(ii);

in each case including but not limited to any and all fees, costs and Expenses (including without limitation fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement, the Transaction Fee Agreement, the Original Consulting Agreement or the Amended and Restated Consulting Agreement.

(b)         Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Indemnifying Parties, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

(c)          Without limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee or any member of the Company Group to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of expenses (or related Obligations of such Indemnitee) under any member of the Company Group’s certificate of incorporation or bylaws, any other agreement to which Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the Delaware General Corporate Law, any other applicable law or any liability insurance policy, the Indemnifying Parties shall indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf (including by any Manager Associates for all costs and Expenses incurred by such Person) in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that material assertions made by such Indemnitee in such Proceeding were in bad faith or were frivolous.

3.           Contribution.

(a)          If for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by each member of the Company Group, on the one hand, and such

Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b)         If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c)          For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each of the members of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law. For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering.

(d)         The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. No Indemnifying Party shall be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances as such Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of Fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4.           Indemnification Procedures.

(a)          Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such indemnitee) or such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified Manager thereof; provided the failure or delay of Manager or such Indemnitee to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Notice of Claim shall specify all material facts known to Manager (or if given by such Indemnitee, such Indemnitee) relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if Manager (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to Manager, subject to the right of Manager to undertake such defense as hereinafter provided. Manager may participate in such defense with counsel of Manager’s choosing at the expense of the Indemnifying Parties. In the event that the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after Manager has given the Notice of Claim, or in the event that Manager shall in good faith determine that the defense of any claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee (including without limitation, Claims brought by or on behalf of any member of the Company Group), Manager may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of Manager, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that Indemnitee denies all wrongdoing in connection with such matters. The Indemnifying Parties shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior written consent of the Company (on behalf of all Indemnifying Parties), which shall not be unreasonably withheld. In each case, Manager and each other Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of Manager or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by Manager or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b)         The Manager shall notify the Indemnifying Parties in writing of the amount requested for advances (“Notice of Advances”). The Indemnifying Parties hereby agree to advance reasonable costs and Expenses incurred by Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by an Indemnitee other than a Proceeding pursuant to Section 2(c)) in advance of the final disposition of such Claim without regard to whether Indemnitee will ultimately be entitled to be indemnified for such costs and expenses upon receipt of an undertaking by or on behalf of Manager or such Indemnitee to repay amounts so advanced if it shall ultimately be determined in a decision of a court of competent jurisdiction from which no appeal can be taken that Manager or such Indemnitee is not entitled to be indemnified by the Indemnifying Parties as authorized by this Agreement. The Indemnifying Parties shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.

(c)          Manager shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by Manager or any other Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by Manager or such Indemnitee shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date the Indemnifying Parties receive the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to Manager or such Indemnitee. The Indemnifying Parties shall make indemnification payments to the Manager or such Indemnitee no later than 30 days after receipt of the Notice of Payment.

(d)         Determination. The members of the Company Group intend that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 2 and that no Determination shall be required in connection with such indemnification. In no event shall a Determination be required in connection with advancement of expenses pursuant to Section 4(b) or in connection with indemnification for expenses incurred as a witness or incurred in connection with any Claim or portion thereof with respect to which an Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of an Indemnitee, and any such Determination, shall be made within 30 days after receipt of a Notice of Claim, as follows:

(i)            if no Change in Control has occurred, (x) by a majority vote of the directors of the Indemnifying Parties who are not parties to such Claim, even though less than a quorum, or (y) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (z) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Indemnifying Party and such Indemnitee; and

(ii)           if a Change in Control has occurred, by Independent Legal Counsel in a written opinion to the Indemnifying Parties (or their successors) and such Indemnitee.

The Indemnifying Parties shall pay all expenses incurred by Indemnitee in connection with a Determination.

(e)          Independent Legal Counsel. If there has not been a Change in Control, Independent Legal Counsel shall be selected by the board of directors of the Company and approved by Manager or lndemnitee (which approval shall not be unreasonably withheld or delayed). If there has been a Change in Control, Independent Legal Counsel shall be selected by Manager or Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Indemnifying Parties shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to its engagement.

(f)          Consequences of Determination; Remedies of Indemnitee. The Indemnifying Parties shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Indemnifying Parties do not make timely indemnification payments or advances of expenses, Manager or Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Indemnifying Parties to make such payments or advances. An Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 2 and to have such Expenses advanced by the Company in accordance with Section 4(b). If Manager or an Indemnitee fails to timely challenge an Adverse Determination, or if Manager or an Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the Indemnifying Parties shall not be obligated to indemnify or advance expenses to such Indemnitee under this Agreement.

(g)         Presumptions; Burden and Standard of Proof. In connection with any Determination, or any review of any Determination, by any person, including a court:

(i)            It shall be a presumption that a Determination is not required.

(ii)           It shall be a presumption that an Indemnitee has met the applicable standard of conduct and that indemnification of such Indemnitee is proper in the circumstances.

(iii)          The burden of proof shall be on the Indemnifying Parties to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Indemnifying Parties establish that there is no reasonable basis to support it.

(iv)          The termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that an Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(v)          Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to an Indemnitee’s claim or create a presumption that an Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by an Indemnitee pursuant to Section 4(f) shall be de novo with respect to all determinations of fact and law.

5.           Certain Covenants. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of Manager and each Indemnitee and the obligations of the Indemnifying Parties hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Transactions, each of the Company Entities, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its certificate of incorporation (or comparable organizational document under its jurisdiction of incorporation) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as the Company or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such Person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and the Company Group’s then current directors and officers. No Indemnifying Party shall seek or agree to any order of a court or other governmental authority that would prohibit or otherwise interfere with the performance of any of the Indemnifying Parties’ advancement, indemnification and other obligations under this Agreement.

6.           Notices. All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

(a)   If to any Company Entity, to:

ServiceMaster Global Holdings, Inc.

860 Ridge Lake Boulevard

Memphis, Tennessee 38120

Attention: Greerson G. McMullen, Esq.

Facsimile: (901) 597-8025

with a copy to (which shall not constitute notice):

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Mr. David H. Wasserman

Facsimile: (212) 893-7061

with a copy to (which shall not constitute notice) each other Committing Investor.

(b)   If to Manager, CD&R Inc. or CD&R LP, to:

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Mr. David H. Wasserman

Facsimile: (212) 893-7061

(c)   If to the Investor, Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P. or CD&R Parallel Fund VII, L.P., to it at:

1403 Foulk Road, Suite 106

Wilmington, Delaware 19803

Attention: Mr. David H. Wasserman

Facsimile: (302) 427-7398

(d)   If to CDR SVM Co-Investor L.P., to:

CDR SVM Co-Investor L.P.

c/o M&C Corporate Services Limited

P.O. Box 309GT

Ugland House

South Church Street

George Town, Grand Cayman

Cayman Islands, British West Indies

Facsimile: (345) 949-8080

or to such other address or such other person as the Company Entities, Manager, CD&R Inc., CD&R LP, the Investor or the Other Investors as the case may be, shall have designated by notice to the other parties hereto. All communications hereunder shall be effective upon receipt by the party to which they are addressed. A copy of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Franci J. Blassberg, Esq.

Facsimile: (212) 909-6836

7.           Arbitration

(a)          Any dispute, claim or controversy arising out of, relating to, or in connection with this contract, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by arbitration. The arbitration shall be administered by JAMS. If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties. If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b)         The seat of the arbitration shall be New York, New York. The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c)          The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise. The parties agree to seek to reach agreement on the identity of the arbitrator within thirty (30) days after the initiation of arbitration. If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d)         The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e)          The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (i) if disclosure is required by law, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

8.           Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction.

9.           Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10.         Successors; Binding Effect. Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to Manager, CD&R Inc., CD&R LP, the Investor, the Other Investors and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company Entities without the prior written consent of Manager, CD&R Inc., CD&R LP, the Investor and the Other Investors.

11.         Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise, provided that (i) to the extent that any Indemnitee is entitled to be indemnified by any member of the Company Group and by any other Indemnitee or any insurer under a policy procured by any Indemnitee, the obligations of the members of the Company Group hereunder shall be primary and the obligations of such other Indemnitee or insurer secondary, and (ii) no member of the Company Group shall be entitled to contribution or indemnification from or subrogation against such other Indemnitee or insurer. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

CLAYTON, DUBILIER & RICE, INC.

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CLAYTON, DUBILIER & RICE, LLC

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CLAYTON, DUBILIER & RICE HOLDINGS, L.P.

By:	Clayton, Dubilier & Rice Holdings GP, LLC, its general partner

By:	Clayton, Dubilier & Rice, Inc., its sole managing member

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By: CD&R Associates VII, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CLAYTON, DUBILIER & RICE, FUND VII, (CO-INVESTMENT), L.P.

By: CD&R Associates VII (Co-Investment), Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R PARALLEL FUND VII, L.P.

By: CD&R Parallel Fund Associates VII, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CDR SVM CO-INVESTOR, L.P.

By: CDR SVM Co-Investor GP Limited, its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Director

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Vice President and Chief Financial Officer

THE SERVICEMASTER COMPANY

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President and Chief Financial Officer